Exhibit 10.1

ENGLISH TRANSLATION OF
EQUITY TRANSFER AGREEMENT

THIS EQUITY TRANSFER AGREEMENT (this “Agreement”) is made in the city of Harbin, Heilongjiang Province, China on the execution date by and among the following parties:

Transferor :	New Zealand Wayne’s New Resources Development Co., Ltd.
Registered Address: 2nd Floor, Abbott Building, Lord Town, Tuote La
Island, British Virgin Islands;

Transferee:	Han, Lianyun,
ID card number: 230103195609050068
Address: Room 205, the 2nd Unit, No.75, Wenjing St., Nangang District,
Harbin;

Transferee:	Han, Lianxue,
ID card number: 230103195308233215
Address: No.18, Ashehe St., Nangang District, Harbin;

Transferee:	Han, Lianju,
ID card number: 23010319500906161X
Address: Deputy 509, Railway St., Nangang District, Harbin;

Transferee:	Zhang, Weihan,
ID card number: 230103198105020037
Address: Room 205, the 2nd Unit, No.75, Wenjing St., Nangang District,
Harbin;

Transferee:	Luan, Yuehong,
ID card number: 230103198105270626
Address: Room 1610, the 1st Floor, No.59, West Dawang Road, Chaoyang
District, Beijing;

Transferee:	Zhang, Chunming,
ID card number: 230502196901241312
Address: No.13, Tiedong Alley, Zhanbei Road, Jianshan District,
Shuangya Mountain City, Heilongjiang;

Transferee:	Li, Xinjun,
ID card number: 230106581023321
Address: No.4, Xiangbin Road, Xiangfang District, Harbin;

Transferee:	Jiang, Nana,
ID card number: 230902197705081223
Address: No.70, Dacheng St., Nangang District, Harbin; and

Transferee:	Lang, Fengxi,
ID card number: 230107196403211030
Address: Room 403, the 5th Unit, Dianji 2nd Building, No.10-5, Leyuan
St., Dongli District, Harbin;

(Above transferees are hereinafter collectively referred as the “Transferees” and each a “Transferee”, and the Transferor and the Transferees are collectively referred as the “Parties”)

WHEREAS,

(1)

Heilongjiang Shuaiyi New Energy Development Co., Ltd. (the “Company”) is a limited liability company incorporated in Harbin, Heilongjiang, under the laws of the PRC, with its registered address at No. 41, Hanguang St., Nangang District, Harbin. The current registered capital of the Company is RMB 60,000,000;

(2)

According to the Equity Transfer Agreement made by and among the Transferor and the Transferees on July 28th , 2008 (the “2008 Equity Transfer Agreement”), the Transferees, as original shareholders of the Company, were obliged to transfer to the Transferor the 100% of the Company’s shares they held, at the price of RMB 60,000,000. The equity transfer aforesaid has come into effect via the approval of the Merchants Bureau of Heilongjiang Province. The Company has obtained the Certificate of Approval for Establishment of Enterprises with Foreign Investment in the People’s Republic of China

(certificate number: Shang Wai Zi Hei Zhao Wai Zi Han Zi [2008] No.0160), and altered into a wholly foreign-owned enterprise. Thereupon, the Transferor held 100% of the Company’s shares. Later, the Transferor paid (i) USD 50,269 to the Transferee, Han Lianyun, on March 3rd , 2009, (ii) USD100,000 to another Transferee, Luan Yuehong, on April 1st, 2010, and (iii) USD 400,000 to the Transferee Han Lianyun again on April 22nd , 2010, which added up to USD 550,269 in total. As of the date of this Agreement, the Transferor has not paid the balance amount of the transferring price; and

(3)

The Transferor is unable to pay the balance amount of the transferring price, and the Transferor is willing to transfer 100% equity interest in the Company held by it to the Transferees for free, and the Transferees are willing to accept such transfers.

NOW THEREFORE, the Parties hereby agreed as follows:

1.	Equity to be Transferred

1.1

The Transferor agrees to transfer 100% of the Company’s shares (the “Targeted Equity”) it hold, to the Transferees for free, in accordance with the terms and conditions specified in this Agreement, and the Transferees agree to accept the aforesaid equity transfer. The specific proportion of such transfer is as follows:

	(1)	68.3% of the Company’s shares (the corresponding amount of contribution is RMB 40,980,000 yuan) shall be transferred to Han Lianyun;

	(2)	5% of the Company’s shares (the corresponding amount of contribution is RMB 3,000,000 yuan) shall be transferred to Han Lianxue;

	(3)	5% of the Company’s shares (the corresponding amount of contribution is RMB 3,000,000 yuan) shall be transferred to Han Lianju;

	(4)	5% of the Company’s shares (the corresponding amount of contribution is RMB 3,000,000 yuan) shall be transferred to Zhang Weihan;

	(5)	4.66% of the Company’s shares (the corresponding amount of contribution is RMB 2,796,000 yuan) shall be transferred to Luan Yuehong;

	(6)	4% of the Company’s shares (the corresponding amount of contribution is RMB 40,980,000 yuan) shall be transferred to Zhang Chunming;

	(7)	3.17% of the Company’s shares (the corresponding amount of contribution is RMB 1,902,000 yuan) shall be transferred to Li Xinjun;

	(8)	3.17% of the Company’s shares (the corresponding amount of contribution is RMB 1,902,000 yuan) shall be transferred to Jiang Nana; and

	(9)	1.7% of the Company’s shares (the corresponding amount of contribution is RMB 1,020,000 yuan) shall be transferred to Lang Fengxi.

The Transferees shall hold 100% of the Company’s shares altogether upon the completion of the transfer. The shareholding structure shall become as follows: 68.3% of the Company’s shares shall be held by Han Lianyun; 5% of the Company’s shares shall be held by Han Lianxue; 5% of the Company’s shares shall be held by Han Lianju; 5% of the Company’s shares shall be held by Zhang Weihan; 4.66% of the Company’s shares shall be held by Luan Yuehong; 4% of the Company’s shares shall be held by Zhang Chunming; 3.17% of the Company’s shares shall be held by Li Xinjun; 3.17% of the Company’s shares shall be held by Jiang Nana; and 1.7% of the Company’s shares shall be held by Lang Fengxi.

1.2

The Parties have reached the agreement that, the transfer of the target equity shall include the dividend, bonus and the aggregated undistributed profits of the Company (if applicable), and all other incidental rights and interests attached to the target equities.

1.3

The Parties hereby agree that the 2008 Equity Transfer Agreement shall be terminated in its entirety and shall be of no further force or effect from and after the effectiveness of this Agreement. Notwithstanding any provision of the 2008 Equity Transfer Agreement to the contrary, neither party shall have any further obligations thereunder or with respect thereto, except as specifically set forth herein.

2.	PRICE AND PAYMENT

Considering the transferor is not able to pay the remaining price of the equity transfer contemplated in the 2008 Equity Transfer Agreement, the Parties have reached the following agreement through consultation: the Transferor agrees to transfer the 100% of the Company’s shares to Transferees for free, and the Transferees agree not to assert any claims for the aforesaid unpaid transfer consideration in future. With respect to the transferring price already paid by the Transferor to the two transferees, Han Lianyun and Luan Yuehong, in an aggregate amount of USD550,269 on the basis of the aforesaid Equity Transfer Agreement, the Parties agree to operate such sum as the liquidated damages for the Transferor’s breach of the foresaid 2008 Equity Transfer Agreement, and the two transferees shall not need to return such sum to the Transferor. The distribution proportion of the aforesaid liquidated damages among the Transferees shall be additionally discussed and decided by the Transferees.

3.	EFFECTIVENESS OF AGREEMENT

3.1	This Agreement is established upon signatures by all parties, and shall come into effect upon the official approval of the competent commercial approval authority.

3.2

The Parties shall assist the Company to transfer the target equity hereunder to the Transferees (which means to change the registration information with the administration of industry and commerce that the Company is registered with, in respect of the transfer of the target equities hereunder to the Transferees) as soon as possible after the equity transfer contemplated herein has been approved by the competent commercial approval authority.

3.3

The Parties shall closely cooperate with each other, and make their best efforts to obtain or complete all approvals, registrations and filing procedures necessary for the effectiveness of the equity transfer hereunder.

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1

The Transferor represents, warrants and undertakes as follows, and acknowledges that the Transferees are relying on the truth and accuracy of, and the Transferor’s compliance with such representations, warranties and promises:

	(1)	The Transferor has all requisite power and authority to enter into this Agreement, and shall be bound as soon as this Agreement is signed;

(2)

The Transferor’s obligations under this Agreement are legal and valid, and the performance of this Agreement will neither conflict with the obligations of the Transferor under other agreements and contracts, nor violate any applicable laws;

(3)

The Transferor warrants that, as of the signature date hereof, the Targeted Equity is free of any pledge, mortgage and/or other property rights, and no claim will be made in respect of such equity by any third party;

(4)

The Transferor warrants that the Targeted Equity is not involved in any litigation, arbitration, judicial preservation, enforcement, contingency or other material disputable, and all rights on/in the target equity hereunder are not affected by any of the foresaid matters;

(5)

The Transferor hereby undertakes that, as of the completion day of the equity transfer, it shall not conduct any economical or legal activities mentioned in the preceding paragraph. The Transferor further undertakes that, at the request of the Transferees, it will take necessary actions to protect all rights in/on the target equity contemplated hereunder from being affected or restricted by any of the matters specified in the preceding paragraph; and

	(6)	The Transferor agrees to assist the Company to go through all the procedures required for the equity transfer set out hereunder.

4.2

Transferees represent, warrant and undertake as follows, and acknowledge that the Transferor is relying on the truth and accuracy of, and the Transferees’ compliance with such representations, warranties and promises:

	(1)	The Transferees have all requisite power and authority to enter into this Agreement, and shall be bound as soon as this Agreement is signed;

(2)

The Transferees’ obligations under this Agreement are legal and valid, and the performance of this Agreement will neither conflict with the obligations of the Transferees under other agreements and contracts, nor violate any applicable laws; and

(3) The Transferees agree to assist the Company to go through all the procedures required for the equity transfer contemplated hereunder.

5.	EXPENSES

5.1	Any and all taxes incurred by the equity transfer hereunder shall be respectively borne by the Transferor and the Transferees in accordance with relevant Chinese laws and regulations.

6.	CONFIDENTIALITY

6.1

Unless otherwise provided in Clause 6.2 hereunder, each party hereto shall keep information obtained by it as a result of execution or performance of this Agreement in strict confidential. Such confidential information means information in relation to (i) the terms and conditions of this Agreement; (ii) negotiation related to this Agreement; (iii) the subject of this Agreement; and (iv) business secrets of each party hereto.

6.2

The Parties may disclose the confidential information set out under Clause 6.1 above in case of any of the following circumstances: (i) such disclosure is required by applicable laws; (ii) the disclosure is made under mandatory requirements of any competent governmental agencies or regulatory bodies; (iii) a party discloses the information to its professional advisor or lawyer (if any) provided that such advisor or lawyer commits to keep the confidential information in secret; (iv) the confidential information comes into the public domain without any party’s faults; (v) the disclosure thereof is made with the prior written consent of the other parties.

6.3	This clause shall be binding upon the Parties even if the equity transfer under this Agreement is not effectuated for any reason.

6.4	This clause shall survive from the termination of this Agreement and is not limited by time.

7.	LIABILITY FOR BREACH OF CONTRACT

7.1

If any party hereto breaches this Agreement, and causes damages or losses to the non-breaching party (or parties), it shall compensate the non-breaching party (or parties) for the direct or indirect economic losses caused by the non-compliance.

7.2

If the breach constitutes a fundamental breach, and therefore makes the performance of this Agreement no longer feasible, or makes the continuing performance hereof meaningless, the non-breaching party (or parties) is entitled to terminate this Agreement. The conduct of termination of this Agreement by non-breaching party (parties) shall not affect the liability to be borne by the breaching party to the non-breaching party in respect of its breach according to laws and this Agreement.

8.	GOVERNING LAW AND DISPUTE RESOLUTION

8.1	This Agreement shall be governed by and construed in accordance with the laws of China.

8.2

Any dispute arising out of or relating to this Agreement shall be settled by the Parties through friendly consultation. If no agreement can be reached or a party refuse to settle the dispute through consultation, any party hereto may submit the dispute to the competent people’s court for litigation.

9.	MISCELLANEOUS

9.1

With respect to anything not covered by this Agreement or need to be amended, the Parties may enter into a supplementary agreement upon consultation. The supplementary agreement hereto shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

9.2

This Agreement is executed in twelve counterparts, and each party hereto shall hold one counterpart hereof. The remaining counterparts shall be kept by the Company, or be used for processing the procedures for approval or change of the industrial and commercial registration information. All counterparts of this Agreement shall be equally authentic.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

(The following pages are the signature pages of this Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date hereof.

New Zealand Wayne’s New Resources Development Co., Ltd.

By:	/s/ Libo Ma
Name:	Libo Ma
Title:	Authorized Representative

Han Lianyun	Han Lianju

By: /s/ Han Lianyun	By: /s/ Han Lianju
Name: Han Lianyun	Name: Han Lianju
Title: Shareholder	Title: Shareholder

Han Lianxue	Zhang Weihan

By: /s/ Han Lianxue	By: /s/ Zhang Weihan
Name: Han Lianxue	Name: Zhang Weihan
Title: Shareholder	Title: Shareholder

Luan Yuehong	Zhang Chunming

By: /s/ Luan Yuehong	By: /s/ Zhang Chunming
Name: Luan Xuehong	Name: Zhang Chunming
Title: Shareholder	Title: Shareholder

Li Xinjun	Jiang Nana

By: /s/ Li Xinjun	By: /s/ Jiang Nana
Name: Li Xinjun	Name: Jiang Nana
Title: Shareholder	Title: Shareholder

Lang Fengxi

By: /s/ Lang Fengxi
Name: Lang Fengxi
Title: Shareholder

Date: October 22, 2010